UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 2, 2018

CannaPowder, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Nevada	20-3353835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20 Raoul Wallenberg Street, Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: +972-3-6130421

Smart Energy Solutions, Inc.

(Former Name of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 30, 2017, CannaPowder, Inc. f/k/a Smart Energy Solutions, Inc., a Nevada corporation (the “Company” or the “Registrant”), organized Canna Powder Ltd as a new wholly-owned subsidiary under the laws of the State of Israel (“CannaPowder Israel” or the “Subsidiary”). On September 14, 2017, the Canna Powder Israel entered into a Feasibility Study and Option Agreement (the “Feasibility Study”) with Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”), under the supervision of the inventor of the technology, Professor Shlomo Magdassi. A copy of the Feasibility Study was attached as Exhibit 10.1 to the Company’s Form 10 that was filed with the SEC on April 30, 2018.

On December 27, 2017, pursuant to resolutions duly adopted by the Company’s Board of Directors, the Company determined to adjust the capital structure of its Subsidiary, as a result of which Canna Powder Israel, effective December 27, 2017, became a 90% owned subsidiary of the Company and a minority interest of 10% owned by Rafi Ezra, the Chief Technical Officer of Canna Powder Israel. The objective of CannaPowder Israel, is to develop nano-cannabis powder, standardized from cannabis oil in a known cannabinoid composition, with the view to applying it to enable the commercial production of cannabis powder to treat a myriad of medical conditions (the “Cannabis Powder Products”).

On May 2, 2018, Canna Powder Israel entered into a Research Agreement and a separate License Agreement with Yissum, copies of which are attached as Exhibits 10.2 and 10.3 to this report, respectively.

Research Agreement: The Research Agreement further provides for the payment by the Subsidiary to Yissum of $10,000 per month, payments to commence on the research start date which is the date following the actual written receipt by Yissum of an applicable permit to perform the Research issued by the Israeli Ministry of Health and until the Research Completion Date which is December 31, 2018.

The Company reasonably expects that the development program under the Research Agreement will be completed within three years, with commercial sales of Cannabis Powder Products expected to commence in 2021. As discussed more fully in the Form 10, there can be no assurance that the development program will, in fact, be successful, that research will be completed by 2021 or that commercially viable Cannabis Powder Products will be developed and be accepted by the market in a timely manner, if at all.

License Agreement: Under the License Agreement, Canna Powder Israel was granted the exclusive license to commercially exploit the licensed technology related to the Cannabis Powder Products that is expected to result from the efforts under the Research Agreement (the “License”). The License shall expire on the latter of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the Product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in Subsections (i) or (ii) expire in a particular country prior to the period referred to in Subsection (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period. The License Agreement further provides that Canna Powder Israel shall pay Yissum the following during the term of the agreement: (i) a royalty equal to 4% of net sales of the Cannabis Powder Products; and (ii) a sublicense fee equal to 20% of any sublicense consideration received by Canna Powder Israel, as defined in the License Agreement.

Reference is made to the Research Agreement and License Agreement, attached hereto as Exhibits 10.2 and 10.3, respectively.

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Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description

10.2	Research Agreement dated May 2, 2018, between Canna Powder Ltd and Yissum Research Development of the Hebrew University of Jerusalem Ltd. , filed herewith.

10.3	License Agreement dated May 2, 2018, between Canna Powder Ltd and Yissum Research Development of the Hebrew University of Jerusalem Ltd, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Liron Carmel
Name:	Liron Carmel
Title:	Chief Executive Officer
Date:	May 25, 2018

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